Exhibit 99.1
Constant Contact Announces Fourth Quarter and Full Year 2008
Financial Results
Email marketing customer base exceeds 253,400
WALTHAM, MA — February 12, 2009 — Constant Contact®, Inc. (NasdaqGM: CTCT), a leading provider of email marketing and online surveys for small organizations, today announced its financial results for the fourth quarter and full year ended December 31, 2008.
Constant Contact reported total revenue of $25.5 million for the quarter ended December 31, 2008, an increase of 61 percent compared to revenue of $15.9 million for the comparable period in 2007. Constant Contact ended the fourth quarter of 2008 with over 253,400 email marketing customers, an increase of 54 percent compared to the end of the fourth quarter of 2007.
“Constant Contact’s fourth quarter results were better than expected and represented a strong finish to a remarkable year. During the fourth quarter, a record number of new customer additions enabled Constant Contact to pass the 250,000 customer milestone. In addition, rapid growth throughout the year extended Constant Contact’s leadership position and drove our annualized revenue run rate to over $100 million,” said Gail Goodman, CEO of Constant Contact.
Goodman added, “Solid execution combined with Constant Contact’s clear value proposition, affordable price points and intense focus on customer success are driving the company’s strong financial performance in the face of a challenging economic environment. We believe these factors, combined with a large and underpenetrated market opportunity, position the company well for 2009 and beyond.”
Constant Contact reported an operating loss of $1.7 million for the quarter ended December 31, 2008 as compared to an operating loss of $54,000 for the comparable period in 2007. Constant Contact reported adjusted EBITDA of $878,000 in the fourth quarter of 2008, above the Company’s guidance of $550,000 to $750,000 and representing an adjusted EBITDA margin of 3.4%. Adjusted EBITDA was $993,000 for the comparable period in 2007. Adjusted EBITDA is a non-GAAP financial measure that is calculated by taking GAAP net income (loss), adding other expense, depreciation and amortization, and stock-based compensation, and then subtracting net interest income. Adjusted EBITDA margin is equal to adjusted EBITDA divided by revenue. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included at the end of this release.
Constant Contact reported a GAAP net loss attributable to common stockholders of $1.6 million for the fourth quarter of 2008 as compared to $1.1 million for the comparable period in 2007. Fourth quarter 2008 GAAP net loss attributable to common stockholders per share was $0.06 as compared to $0.04 for the comparable period in 2007.
Fourth quarter 2008 non-GAAP net loss attributable to common stockholders per share was $0.03 as compared to $0.03 for the same period in 2007. Non-GAAP net income (loss) attributable to common stockholders per share is a non-GAAP financial measure that is calculated by adding back stock-based compensation expense to GAAP net income (loss) attributable to common stockholders and dividing this total by the weighted average shares outstanding. A reconciliation of the most comparable GAAP financial measure to the non-GAAP measure used above is included at the end of this release.
“During 2008, we generated our first full year of adjusted EBITDA profitability and free cash flow,” said Steven R. Wasserman, vice president and chief financial officer of Constant Contact. “We demonstrated the operating leverage inherent in our business model, gaining efficiencies in both sales and marketing and research and development, while launching a major new marketing initiative. In addition to driving net customer additions and revenue growth, we remain highly focused on further expanding our adjusted EBITDA margins in 2009.”
Other Business and Operational Highlights
During the fourth quarter of 2008, Constant Contact:
•	Added over 24,800 net new email marketing customers, bringing its total email marketing customer base to over 253,400.

•	Maintained consistency in its key customer metrics. The average email marketing invoice remained in the $33 range, plus or minus $2. The number of customers in the $15 and $30 revenue bands remained at 80%, plus or minus 1%, and the monthly retention rate remained in its range of 97.8% plus or minus 0.5%.

•	Achieved a cost of acquisition (COA) of $304 for the full year 2008, consistent with the Company’s target of $300. COA is calculated by dividing the annual GAAP sales and marketing expense by annual gross customer additions.

•	Grew its ListenUp! Online Survey customer base to approximately 17,500. The Company adopted new pricing for this solution in January 2009 with the goals of further accelerating user adoption and gaining market share.

•	Added new franchises to its growing roster of franchise customers, including i9 Sports® and Mad Science®. i9 Sports is the first and fastest growing franchise of youth sports leagues, camps and programs in the United States. Mad Science provides children with fun, interactive and educational programs that instill a clear understanding of what science is really about and how it affects their world.

•	Began supporting its customer base on TwitterTM, a free social networking and micro-blogging service. Constant Contact is committed to meeting our customers where they are by supporting customers through a range of communication channels, both online and offline. As the Company proactively reached out to the Twitter community to offer formalized product support and email marketing advice, the number of tweets about Constant Contact increased from approximately 10 per week, to the range of 10 to 20 per day.

Full Year 2008 Results
For the full year 2008, total revenue was $87.3 million, an increase of 73 percent as compared to revenue of $50.5 million in 2007. For the full year 2008, loss from operations was $4.5 million as compared to $5.7 million in 2007. Constant Contact reported a GAAP net loss attributable to common stockholders of $2.1 million as compared to $9.1 million in 2007, and a GAAP net loss attributable to common stockholders per share of $0.07 as compared to $0.97 in 2007.
Adjusted EBITDA was $3.9 million for the full year 2008, representing a full year adjusted EBITDA margin of 4.5% and an increase from an adjusted EBITDA loss of $2.4 million in 2007. For the full year 2008, non-GAAP net income attributable to common stockholders per share was $0.03 as compared to a loss of $0.90 in 2007.
Business Outlook
Based on information available as of February 12, 2009, Constant Contact is issuing guidance for the first quarter and full year 2009 as follows:
First Quarter 2009: The Company expects first quarter revenue to be in the range of $27.7 million to $27.9 million, adjusted EBITDA to be in the range of $900 thousand to $1.1 million, and non-GAAP net loss attributable to common stockholders per share to be in the range of $0.02 to $0.03 based on weighted average shares outstanding (basic) of 28.1 million shares.
GAAP net loss is expected to be in the range of $1.7 million to $1.9 million, and GAAP net loss per share to be in the range of $0.06 to $0.07. GAAP net loss per share is based on weighted average shares outstanding (basic) of 28.1 million shares and includes an estimated stock-based compensation expense of $1.1 million.
Full Year 2009: The Company expects full year 2009 revenue to be in the range of $125 million to $130 million. The Company expects adjusted EBITDA to be in the range of $10.0 million to $10.4 million, representing an adjusted EBITDA margin of 8%. The Company expects full year 2009 non-GAAP net income attributable to common stockholders per share to be in the range of $0.06 to $0.07 based on weighted average shares outstanding (diluted) of 29.5 million shares.
The Company expects GAAP net loss to be in the range of $2.9 million to $3.3 million, and GAAP net loss per share to be in the range of $0.10 to $0.12. GAAP net loss per share is based on weighted average shares outstanding (basic) of 28.3 million shares and includes an estimated stock-based compensation expense of $5.0 million.
Non-GAAP Financial Measures
This press release contains five non-GAAP financial measures: adjusted EBITDA (loss), adjusted EBITDA margin, non-GAAP net income (loss) attributable to common stockholders , non-GAAP net income (loss) attributable to common stockholders per share and free cash flow. Constant Contact believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Constant Contact’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.
Management of the Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded from these non-GAAP financial measures.
In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. Constant Contact urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the Company’s business.
Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.
Conference Call Information

What:	Constant Contact fourth quarter 2008 financial results conference call
When:	Thursday, February 12, 2009
Time:	5:00 p.m. ET
Live Call:	(877) 856-1962, domestic
(719) 325-4770, international
Replay:	(888) 203-1112, passcode 2417232, domestic
(719) 457-0820, passcode 2417232, international
Webcast:	http://investor.constantcontact.com/ (live and replay)
About Constant Contact, Inc.
Launched in 1998, Constant Contact is a leading provider of email marketing and online survey solutions for small businesses, nonprofits, and associations. To learn more, please visit www.constantcontact.com or call (781) 472-8100.
Constant Contact and the Constant Contact logo are registered trademarks of Constant Contact, Inc. All other company names may be trademarks or service marks of their respective owners.
Cautionary Language Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated growth of the Company’s customer base, the Company’s ability to grow during an economic downturn, the value and effectiveness of the Company’s products, the Company’s potential expanding leadership position, the size of the market for the Company’s products, the Company’s belief that its adjusted EBITDA margins will continue to expand in 2009 and the Company’s financial guidance for the first quarter of 2009 and full year 2009. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of our management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Constant Contact’s control. Constant Contact’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, the Company’s ability to attract new customers and retain existing customers, the Company’s dependence on the market for email marketing services for small businesses, nonprofits, and associations, adverse economic conditions and adverse economic conditions specifically affecting the markets in which the Company operates, adverse regulatory or legal developments, the Company’s ability to continue to promote and maintain its brand in a cost-effective manner, the Company’s ability to compete effectively, the continued growth and acceptance of email as a communications tool, the Company’s ability to develop and introduce new products and add-ons or enhancements to existing products, the Company’s ability to manage growth, the Company’s ability to attract and retain key personnel, the Company’s ability to protect its intellectual property and other proprietary rights, and other risks detailed in Constant Contact’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission as well as other documents that may be filed by the Company from time to time with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Constant Contact’s views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. Constant Contact undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Constant Contact’s views as of any date subsequent to the date of this press release.
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(CTCT-F)

Media Contact: Christopher Nahil Constant Contact (781) 472-8134 cnahil@constantcontact.com	Investor Contact: Jeremiah Sisitsky Constant Contact (339) 222-5740 jsisitsky@constantcontact.com

Constant Contact, Inc.
Consolidated Condensed Statements of Operations (unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue	$25,471	$15,867	$87,268	$50,495
Cost of revenue	7,265	3,771	24,251	13,031

Gross profit	18,206	12,096	63,017	37,464

Operating expenses:
Research & development	4,158	2,834	15,123	10,341
Sales & marketing	13,144	7,839	42,851	27,376
General & administrative	2,620	1,477	9,508	5,445

Total operating expenses	19,922	12,150	67,482	43,162

Loss from operations	(1,716)	(54)	(4,465)	(5,698)

Interest income, net	110	1,087	2,409	1,355
Other expense	—	(2,102)	—	(3,911)

Net loss	(1,606)	(1,069)	(2,056)	(8,254)

Accretion of redeemable convertible preferred stock	—	(27)	—	(816)

Net loss attributable to common stockholders	$(1,606)	$(1,096)	$(2,056)	$(9,070)

Net loss attributable to common stockholders per share: basic and diluted	$(0.06)	$(0.04)	$(0.07)	$(0.97)

Weighted average shares outstanding used in computing per share amounts: basic and diluted	28,074	25,869	27,879	9,366

Constant Contact, Inc.
Calculation of Adjusted EBITDA (Loss) and Adjusted EBITDA Margin (unaudited)
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net loss	$(1,606)	$(1,069)	$(2,056)	$(8,254)

Subtract:
Interest income, net	(110)	(1,087)	(2,409)	(1,355)

Add back:
Other expense	—	2,102	—	3,911

Loss from operations	(1,716)	(54)	(4,465)	(5,698)

Add back:
Depreciation and amortization	1,699	775	5,558	2,631
Stock-based compensation expense	895	272	2,856	645

Adjusted EBITDA (loss)	$878	$993	$3,949	$(2,422)

Divide by:
Revenue	$25,471	$15,867	$87,268	$50,495

Adjusted EBITDA margin	3.4%	6.3%	4.5%	(4.8%)

Constant Contact, Inc.
Calculation of Non-GAAP Net Income (Loss) attributable to Common Stockholders and Non-GAAP Net Income (Loss) attributable to common stockholders per Share
(unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2008	2007	2008	2007
Net loss attributable to common stockholders	$(1,606)	$(1,096)	$(2,056)	$(9,070)

Add back:
Stock-based compensation expense	895	272	2,856	645

Non-GAAP net income (loss) attributable to common stockholders	$(711)	$(824)	$800	$(8,425)

Non-GAAP net income (loss) attributable to common stockholders per share: basic	$(0.03)	$(0.03)	$0.03	$(0.90)

Non-GAAP net income (loss) attributable to common stockholders per share: diluted	$(0.03)	$(0.03)	$0.03	$(0.90)

Weighted average shares outstanding used in computing per share amounts: basic	28,074	25,869	27,879	9,366

Weighted average shares outstanding used in computing per share amounts: diluted	28,074	25,869	29,251	9,366
Constant Contact, Inc.
Calculation of Free Cash Flow (unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31		December 31
	2008	2007	2008	2007
Net cash provided by operating activities	$3,346	$2,528	$14,129	$4,268

Subtract:
Acquisition of property plant and equipment	2,343	2,753	13,371	5,666

Free cash flow	$1,003	$(225)	$758	$(1,398)

Constant Contact, Inc.
Consolidated Condensed Balance Sheets (unaudited)
(In thousands)

	December 31,	December 31,
	2008	2007
Assets
Current assets
Cash & cash equivalents	$73,243	$97,051
Short-term marketable securities	33,932	4,484
Accounts receivable, net	40	62
Prepaid expenses and other current assets	3,670	1,701

Total current assets	110,885	103,298

Property and equipment, net	15,799	7,986
Restricted cash	308	308
Other non-current assets	150	253

Total assets	$127,142	$111,845

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,786	$3,858
Accrued expenses	5,461	2,928
Deferred revenue	15,052	10,354

Total current liabilities	25,299	17,140

Other long-term liabilities	1,853	351

Total liabilities	27,152	17,491

Stockholders’ equity
Common stock	282	276
Additional paid in capital	144,414	136,832
Accumulated other comprehensive income	106	2
Accumulated deficit	(44,812)	(42,756)

Total stockholders’ equity	99,990	94,354

Total liabilities and stockholders’ equity	$127,142	$111,845

Constant Contact, Inc.
Consolidated Condensed Statements of Cash Flows (unaudited)
(In thousands)

	Year Ended December 31,
	2008	2007
Cash flows from operating activities
Net loss	$(2,056)	$(8,254)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,558	2,631
Accretion of discount on investments	(46)	(151)
Stock-based compensation expense	2,856	645
Changes in fair value of redeemable convertible preferred stock warrant	—	3,918
Provision for bad debts	6	8
Gain on sale of equipment	—	(6)
Change in operating assets & liabilities:
Accounts receivable	16	(29)
Prepaid expenses and other current assets	(1,969)	(1,290)
Other assets	103	(237)
Accounts payable	928	1,282
Accrued expenses	2,533	873
Deferred revenue	4,698	4,878
Other long-term liabilities	1,502	—

Net cash provided by operating activities	14,129	4,268

Cash flows from investing activities
Purchases of short-term marketable securities	(33,798)	(9,327)
Proceeds from maturities of short-term marketable securities	4,500	9,000
Proceeds from sale of equipment	—	12
Increase in restricted cash	—	(42)
Acquisition of property and equipment	(13,371)	(5,666)

Net cash used in investing activities	(42,669)	(6,023)

Cash flows from financing activities
Proceeds from notes payable	—	2,788
Proceeds from issuance of common stock pursuant to exercise of stock options and warrants	236	227
Proceeds from issuance of common stock pursuant to employee stock purchase plan	497	—
Proceeds from issuance of common stock in connection with public offering, net of issuance costs	3,999	90,436
Repayments of notes payable	—	(3,490)
Proceeds from issuance of Series C preferred stock	—	59

Net cash provided by financing activities	4,732	90,020

Net (decrease) increase in cash and cash equivalents	(23,808)	88,265
Cash and cash equivalents, beginning of period	97,051	8,786

Cash and cash equivalents, end of period	$73,243	$97,051